Registration No. 333-144127

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CACI International Inc

(Exact name of registrant as specified in its charter)

Delaware	54-1345888
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1100 North Glebe Road

Arlington, Virginia 22201

(703) 841-7800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul M. Cofoni

1100 North Glebe Road

Arlington, Virginia 22201

(703) 841-7800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dean F. Hanley, Esq.

Foley Hoag LLP

Seaport World Trade Center West

155 Seaport Boulevard

Boston, Massachusetts 02210

Telephone: (617) 832-1000

Telecopy: (617) 832-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

We registered $300,000,000 in 2.125% Convertible Senior Subordinated Notes due 2014 under this registration statement for resale by the security holders named in the registration statement. We hereby remove from registration all of the 2.125% Convertible Senior Subordinated Notes due 2014, and the shares of our common stock issuable upon conversion thereof, registered under this registration statement which have not been sold as of the time of filing of this Post-Effective Amendment No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on December 5, 2008.

CACI International Inc

By:	/s/ Thomas A. Mutryn
THOMAS A. MUTRYN Executive Vice President, Chief Financial Officer and Treasurer